SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential,  for Use of Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement [ ] Definitive Additional Materials [ ] Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                             TEKNOWLEDGE CORPORATION
                             -----------------------
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[x]    No fee required.
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1)      Title of each class of securities to which transaction applies:

         2)      Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         4)      Proposed maximum aggregate value of transaction:

         5)      Total fee paid:

[ ]    Fee paid previously with Preliminary Materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)      Amount Previously Paid:

         2)      Form, Schedule or Registration Statement No.:

         3)      Filing Party:

         4)      Date Filed:

                             TEKNOWLEDGE CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 10, 2000

         The 2000 Annual Meeting of the Stockholders of Teknowledge Corporation (the "Company") will be held on Monday, July 10, 2000 at 10:00 a.m., local time, at the executive offices of the Company, located at 1810 Embarcadero Road, Palo Alto, California 94303 for the following purposes:


         1. To elect a Class III Director of the Company to serve for a three-year term;

         2. To ratify the selection of Arthur Andersen LLP as independent public accountants for the Company for the fiscal year ending December 31, 2000;

         3. To approve and adopt an amendment to the Company's 1998 Employee Stock Option Plan to increase the number of authorized shares from 1,595,101 to 2,345,101; and

         4. To transact such other business as may properly come before the 2000 Annual Meeting and any and all adjournments and postponements thereof.


         The Board of Directors has fixed the close of business on May 15, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at the 2000 Annual Meeting and any adjournments thereof. A complete list of stockholders entitled to vote at the 2000 Annual Meeting is available for inspection at the Company's executive offices. Stockholders may examine the list during ordinary business hours in the 10-day period prior to the meeting. The list will also be available for inspection at the meeting for any purpose relating to the meeting.

         YOU ARE URGED TO COMPLETE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING.


                                          THE BOARD OF DIRECTORS



                                          Dennis A. Bugbee, Secretary

Palo Alto, California
May 15, 2000

                             TEKNOWLEDGE CORPORATION
                              1810 Embarcadero Road
                           Palo Alto, California 94303

                         ANNUAL MEETING OF STOCKHOLDERS
                                  July 10, 2000


                                 PROXY STATEMENT


         This Proxy Statement and the accompanying proxy card are being mailed on or about May 31, 2000 in connection with the solicitation of proxies by the Board of Directors of Teknowledge Corporation (the "Company") for use at the 2000 Annual Meeting of Stockholders of the Company to be held on Monday, July 10, 2000 or any adjournment thereof, for purposes set forth in the accompanying Notice of Annual Meeting.

         The cost of soliciting proxies will be borne by the Company, in addition to soliciting stockholders by mail through its regular employees. The Company will request banks, brokers, custodians, nominees and other fiduciaries to solicit customers who have stock in the Company registered in the names of such persons and will reimburse them for their recoverable out-of-pocket costs. The Company may use the services of its officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation.

         Only holders of the Company's Common Stock, par value $.01 per share ("Common Stock"), of record at the close of business on May 15, 2000 will be entitled to vote at the 2000 Annual Meeting. On that date, there were outstanding 5,486,144 shares of Common Stock, each of which is entitled to one vote.

         Shares of Common Stock may be voted by stockholders in person or by proxy. Each holder of shares of Common Stock is entitled to one vote for each share of stock held on the proposals presented in this Proxy Statement. The Company's By-Laws provide that a majority of all of the shares of the stock entitled to vote, whether present in person, or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Any person giving a proxy may revoke it, at any time before it is voted, by giving written notice to the Secretary of the Company. The presence at the 2000 Annual Meeting of a stockholder who has signed a proxy will not in itself revoke that proxy.

         All shares of Common Stock represented by a properly completed proxy received prior to the taking of any vote at the 2000 Annual Meeting will be voted as directed therein. If no direction is made on the proxy, shares represented by the proxy will be voted "FOR"(i) the election of Robert T. Marsh to serve as a Class III director for a three-year term; (ii) the ratification of the selection of Arthur Andersen LLP as independent public accountants for the Company for the fiscal year ended December 31, 2000; and (iii) to approve an amendment to the Company's 1998 Stock Option Plan to increase the number of authorized shares from 1,595,101 to 2,345,101. The Board of Directors knows of no other matters, which are to be brought before the 2000 Annual Meeting. If any other matter properly comes before the 2000 Annual Meeting, the persons named in the enclosed proxy, or their duly appointed substitutes acting at the 2000 Annual Meeting, will be authorized to vote or otherwise act thereon in accordance with their best judgment.

         Your vote is important. We urge you to sign, date and mail your proxy card promptly to make certain that your shares will be voted at the meeting.


PROPOSAL 1: ELECTION OF DIRECTORS

General

         The Board of  Directors  currently  consists of five  members:  Neil A.
Jacobstein, Dr.Larry E. Druffel, General Robert T. Marsh (Ret.), Benedict O'Mahoney, and James C. Workman. Dr. Frederick Hayes-Roth and William G. Roth resigned their positions on the Board effective November 22, 1999, and joined the Board of GlobalStake.com, an Internet start-up company spun off by Teknowledge on that date. Benedict O'Mahoney, Corporate Counsel and Vice President of Teknowledge, was elected by the Board in November 1999 to fill the vacancy created by the departure of William G. Roth, and the Board reduced the size of the Board from six to five to eliminate the vacancy created by the resignation of Mr.Hayes-Roth in November 1999. The Board of Directors comprises three classes of directors, each class consisting as nearly as possible of one-third of the Board, with one class of the Board being elected each year. At each annual meeting thereafter, nominees for directors in the class whose term is expiring are voted upon, and upon election, such director would serve a three-year term. At the 1999 Annual Meeting, Neil A. Jacobstein, and William G. Roth were elected as Class II directors to serve a three-year term. At the 1998 Annual Meeting, Dr. Larry E. Druffel and James C. Workman were elected as Class I directors to serve a three-year term. At the 2000 Annual Meeting, Robert T. Marsh, as the nominee for Class III director, is to be elected for a three-year term and until their successors are duly elected and qualified.

--------------------------------------------------------------------------------
                                             Positions               Director
        Name                   Age       With the Company            Since


Class III Director nominated for election at the 2000 Annual Meeting

        Gen. Robert T. Marsh   75        Director                    1987

Class I Directors whose terms expire at the 2001 Annual Meeting

        Dr. Larry E. Druffel   59        Director                    1997
        James C. Workman       57        Director                    1993

Class II Directors whose term expires at the 2002 Annual Meeting

        Neil A. Jacobstein     45        Chairman of the Board,      1993
                                         President and CEO

        Benedict O'Mahoney     40        VP of Administration and    1999
                                         Legal Affairs
--------------------------------------------------------------------------------


Class III Nominee for a Term Expiring in 2003

         The nominee for election has indicated a willingness to serve, but if the nominee should decline or be unable to serve as a Class III director, the proxy holders will vote for the election of another substitute nominee as the Board of Directors recommends.

         General Robert T. Marsh. General Marsh (Retired), 75, was elected a director of American Cimflex Corporation(a predecessor to the Company) in 1987. He served as Chairman of the Board of Thiokol Corporation until his retirement in 1991. Since 1995 he has served as Executive Director of the Air Force Aid Society, a non-profit charitable organization serving the Air Force community. He served as Chairman of the President's Commission on Critical Infrastructure Protection. General Marsh joined the Board of SI International in December 1998 and continues to serve on the Board. General Marsh also serves on the Board of Comverse Infosys Technologies, Inc.and he is a trustee emeritus of MITRE
Corporation. General Marsh is Chairman of the Company's Finance and Audit Committee.

Continuing Class I Directors for a Term Expiring in 2001

         Dr. Larry E. Druffel. Dr. Druffel, 59, was appointed to the Board of Directors in April 1997. Since 1996, he has served as President and a Director of the South Carolina Research Authority (SCRA), a public non-profit organization. He holds a doctorate degree in computer science from Vanderbilt University and a master's degree in computer science from the University of London, and was a director of the Software Engineering Institute at Carnegie-Mellon University from 1986 to 1996. He also served on the Board of Rational Software Corp.from 1986 to 1993. He is Chairman of the Board of the Advanced Technology Institute, and a member of the Board of the South Carolina Technology Alliance, both private non-profit corporations. He served as Director of Computer Software and Systems, Office of Deputy Undersecretary of Defense for Research and Advanced Technology, Washington, DC.

         James C. Workman. Mr. Workman, 57, was appointed Chairman of the Board, Chief Executive Officer, and President of the Company on an interim basis effective October 20, 1992. With the appointment of Dr. Hayes-Roth and Mr. Jacobstein to executive positions in 1993, Mr.Workman resigned from his interim executive officer position but retained a seat on the Board. Mr. Workman is active in several community organizations in Wisconsin. He is a member of the Executive Council and Board of Trustees of the Diocese of Fond Du Lac. He is also a Director of the United Way of Door County. His primary employment is as a self-employed attorney/consultant. Mr.Workman is Chairman of the Human Resources Committee.

Continuing Class II Directors for a Term Expiring in 2002

         Neil A. Jacobstein. Mr. Jacobstein, 45, is Chairman of the Board, Chief Executive Officer, and President of Teknowledge. He served as President and Chief Operating Officer and a Director of the Company from January 1993 to November 22, 1999, when he was elected to the position of Chairman and CEO. After joining Teknowledge in 1984, Mr. Jacobstein was promoted over a nine year period to: Senior Knowledge Engineer, Manager of the Research and Advanced Development Group, Vice President and General Manager of Research and Advanced Systems Development, and Vice President and General Manager of the Knowledge Systems Division. Mr.Jacobstein initiated Teknowledge's eCommerce business unit in 1996. In 1998, he was appointed to the Technology Advisory Board of the U.S. Army's Simulation, Training, and Instrumentation Command (STRICOM). Prior to joining Teknowledge, Mr. Jacobstein was a Graduate Research Intern and consultant at Xerox PARC, and a Research Associate at CBNS. Since 1992; he has served as the Chairman of the Board of Directors of the Institute for Molecular Manufacturing, a nonprofit organization. He co-founded and serves as a Director of GlobalStake.com. In 1999, Mr. Jacobstein was elected a Henry Crown Fellow in the Aspen Institute's executive leadership program.

         Benedict O'Mahoney. Mr. O'Mahoney, 40, is Vice President, Administration and Legal Affairs of the Company. Mr.O'Mahoney was elected a Director of Teknowledge in November 1999. Mr. O'Mahoney joined the Company in 1996 as Corporate Counsel. From 1991 to 1996, Mr. O'Mahoney practiced intellectual property law and he also served as General Counsel for Slatt Mortgage Company from 1988 to 1995. Mr. O'Mahoney serves on the Board of Directors of the Virtual Reality Education Foundation, a nonprofit organization.

Vote Required

         If a quorum is present and voting, the nominee for Class III Director receiving the highest number of votes will be elected as director. Abstentions will have no effect on the vote. It is intended that shares represented by the enclosed form of proxy will be voted "FOR" the election of the nominee identified above, unless otherwise directed.

Board Recommendation

         The Board of Directors recommends that the Company's stockholders vote "FOR" the election of Mr. Marsh.

Committees and Meetings

         The Board of Directors of Teknowledge has two standing committees: the Finance and Audit Committee and the Human Resources Committee. The Board of Directors has no standing nominating committee.

         The primary responsibility of the Finance and Audit Committee is to oversee the annual audit of the Company and to monitor the Company's internal accounting controls and procedures. The Finance and Audit Committee also reviews with the independent public accountants the scope and results of their annual audit, including their audited financial statements. The current members of the Finance and Audit Committee are Messrs. Druffel, Marsh, and Workman. The Finance and Audit Committee held one meeting in 1999.

         The Human Resources Committee serves as the Compensation Committee and is responsible for assuring that executive officers and other key personnel of the Company are effectively compensated in terms of salary, incentive compensation and benefits. The current members of the Human Resources Committee are Messrs. Druffel, Marsh, and Workman. The Human Resources Committee held one meeting in 1999.

         The Company's Board of Directors held six meetings during 1999. In 1999, all members of the Board of Directors attended more than 75% of the meetings of the Board of Directors and the committees on which they served.

Directors' Compensation

         Directors' Fees. Each non-employee member of the Board of Directors receives cash compensation totaling $10,000, which is paid in quarterly increments of $2,500. In addition to their regular compensation, directors are entitled to be reimbursed for related travel, lodging, and other expenses in attending board and committee meetings.

         Directors' Option Plan. The Company maintains a stock option plan for non-employee directors. The Directors'Option Plan, as amended at the 1995 Annual Meeting of Stockholders, provides that each Eligible Director shall be granted, on the date such director becomes an Eligible Director, an initial option to purchase 3,000 shares of Common Stock, and on the date of each annual meeting thereafter, each continuing Eligible Director shall be granted an additional option to purchase 3,000 shares of Common Stock. Options to purchase 62,000 shares of Common Stock have been granted since the inception of the Directors' Option Plan and 38,000 shares remain to be granted.

         For information regarding the compensation of executives see "Summary Compensation."

Executive Officers

         The following is certain information regarding the Company's other executive officer who is not a member of the Board of Directors.

         Dennis A. Bugbee, 53, is Vice President of Finance, CFO, and Secretary for the Company. Mr. Bugbee joined the Company in 1990 as the Division Controller for the Knowledge Systems Division in Palo Alto, California. He was promoted to Director of Finance in March 1993 and shortly thereafter to the positions of Treasurer and Corporate Secretary. Prior to joining the Company, Mr. Bugbee held the position of Accounting Manager with TRW's Space and Defense Sector.


PROPOSAL 2:         RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has selected the accounting firm of Arthur Andersen LLP as independent public accountants to examine and report upon the Company's consolidated financial statements for the year ended December 31, 2000, and has directed that this selection be submitted to the stockholders for ratification at the 2000 Annual Meeting. Arthur Andersen LLP has acted in such capacity since its appointment during fiscal year ending December 31, 1994. Stockholder ratification of the selection of Arthur Andersen LLP as the Company's independent public accountants is not required by the By-Laws or otherwise. If the stockholders do not ratify the selection of Arthur Andersen LLP, the Board of Directors will reconsider the selection of independent public accountants for the Company.

         Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire. The representatives will also be available to respond to appropriate questions from the stockholders. The affirmative vote of a majority of the votes cast at the annual meeting of stockholders at which a quorum representing a majority of all the attending shares of Common Stock of the Company is present and voting, either in person or by proxy, is required for approval of this proposal.

Board Recommendation

         The Board of Directors recommends that the Company's stockholders vote "FOR" the ratification of the selection of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 2000.


PROPOSAL 3:         AMENDMENT TO TEKNOWLEDGE CORPORATION 1998 STOCK OPTION PLAN

General
         Teknowledge is the surviving corporation of the merger (the "Merger") of American Cimflex Corporation ("Cimflex") with and into Teknowledge, Inc. ("Teknowledge") that was consummated on February 27, 1989. In conjunction with the Merger, the stockholders of the Company approved the Cimflex Teknowledge Corporation 1989 Stock Option Plan (the "1989 Plan"). The 1989 Plan was effective for a ten-year period expiring on December 31, 1998. On April 21, 1998 (the "Effective Date"), the Board of Directors of the Company adopted the Teknowledge Corporation 1998 Stock Option Plan (The "1998 Plan"), which was approved by stockholders on June 25, 1998.

         The Board of Directors believes that the adoption of an amendment increasing the number of authorized shares from 1,595,101 to 2,345,101 is in the best interests of the Company and its stockholders because it is necessary to continue to provide employees of the Company with incentive compensation in the form of stock options.

         The purpose of the 1998 Incentive Stock Option ("ISO") Plan is to provide executive officers and other key employees with an incentive to achieve long-term corporate objectives, to attract and retain key employees and to provide such persons with an opportunity to acquire an equity interest in the Company. Teknowledge competes for technical talent in the Silicon Valley in a very crowded commercial marketplace. The ability to grant stock options to potential employees makes it possible to hire and retain the best technical talent in this competitive environment. Stock options may be granted under the 1998 Plan to any employee of the Company.

Summary of the 1998 Plan

         As amended, the 1998 Plan provides that the maximum number of authorized but unissued or reacquired shares of the Company's Common Stock available for issuance under the 1998 Plan be 2,345,101, an increase of 750,000 over the previous authorized limit of 1,595,101 that was approved by stockholders at the 1998 Annual Meeting.

         The 1998 Plan is administered by the Human Resources Committee of the Board of Directors of the Company (the "Committee"). Each member of the Committee is appointed by and serves at the pleasure of the Board of Directors. The Committee consists currently of Messrs. Druffel, Marsh and Workman. The Committee determines which employees of the Company are eligible to participate in the 1998 Plan, and may delegate to the Chief Executive Officer of the Company the right to allocate a specified number of options among employees who are not officers or directors of the Company. Directors of the Company who are not employees of the Company are not eligible to participate in the 1998 Plan. The Committee has the authority to determine the number of options to be granted to a participant under the 1998 Plan, and the number of shares purchasable upon exercise of each option. However, no employee may be granted in any fiscal year options to purchase in excess of 100,000 shares (the "Grant Limit").

         Options under the 1998 Plan may, at the discretion of the Committee, be designated as incentive stock options which are qualified under Section 422 of the Internal Revenue Code of 1986, as amended, or as nonstatutory stock options which do not so qualify.

         Incentive stock options granted under the 1998 Plan may not have an exercise price of less than 100% of the fair market value of the Common Stock of the Company on the date of the grant. Options granted to a participant who owns more than 10% of the voting power of all classes of stock of the Company or any subsidiary (a "10% Holder") may not have an exercise price of less than 110% of the fair market value of the Common Stock of the Company on the date of the grant. The Committee determines the exercise price of nonstatutory stock options; provided, however, that such price may not be less than 85% of the fair market value of the Common Stock of the Company on the date of the option grant. The Committee, subject to certain restrictions, determines the term of any options granted under the 1998 Plan. No option may have a term in excess of 10 years from the date of grant, and no option granted to a 10% Holder may have a term in excess of five years from the date of grant. In addition, no participant may be granted incentive stock options with an aggregate fair market value in excess of $100,000 (on the date of grant), which will become exercisable in a single calendar year. As of May 15, 2000, the last sales price of the Common Stock as reported in the Nasdaq SmallCap market was $5.81 a share.

         Unless otherwise determined by the Committee, options granted to a participant under the 1998 Plan will terminate 30 days following the termination of such participant's employment, if such termination is for a reason other than death, disability, or retirement. In the event of retirement, a participant may exercise vested options for a period of three months following retirement in the case of incentive stock options, and for a period of one year following retirement in the case of nonstatutory options, provided that the terms of such options have not previously expired. In the event of disability or death, a participant or his executors, as the case may be, may exercise vested options for a period of one year, provided that the terms of such options have not previously expired. No options may be transferred other than by will or by the laws of descent and distribution.

         The 1998 Plan contains anti-dilution provisions that are applicable upon the occurrence of certain events. In the event of any stock dividend, recapitalization, reclassification of shares, sale, lease or transfer of all or a material portion of the assets of the Company, or other similar corporate transactions that would result in substantial dilution or enlargement of the rights or benefits of the participants under the 1998 Plan, the Committee will make such adjustments to the 1998 Plan, the Grant Limit, and any outstanding options thereunder as it deems appropriate. In the event of a dissolution or liquidation of the Company, a merger or consolidation in which the Company is not the surviving corporation, or a reverse merger in which the Common Stock is converted into other property, the 1998 Plan provides that (i) any surviving corporation shall assume the outstanding options under the 1998 Plan or substitute similar options therefore to the extent permitted by applicable law, or (ii) such outstanding options shall continue in full force and effect.

         Any option granted under the 1998 Plan must be granted within ten years from April 21, 1998. The Board of Directors may terminate or amend the 1998 Plan at any time. However, subject to changes in the law that would permit otherwise, without stockholder approval, the Board may not adopt an amendment to the Plan which would increase the total number of shares of Common Stock issuable thereunder, change the class of persons eligible to receive incentive stock options, or otherwise require approval of the Company's stockholders under any applicable law, regulation or rule.

Certain Tax Consequences

         The following is a brief summary of the principal federal income tax consequences of stock option awards granted under the 1998 Plan based upon current federal income tax laws. The summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences, or alternate minimum tax consequences.

         Participants who do not dispose of their shares for two years following the date an incentive stock option was granted nor within one year following the exercise of the incentive stock option will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If the participant disposes of shares within two years after the date of grant or within one year from the date of exercise (a "disqualifying disposition"), the lesser of the difference between the fair market value of the shares on the exercise date and the option exercise price or the actual gain realized will generally be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. A capital gain or loss will be long-term if the optionee's holding period is more than 12 months. Any ordinary income recognized by the participant upon a disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes.

         If nonstatutory stock options are granted to a participant, there are no federal income tax consequences at the time of grant. Upon exercise of the option, the participant will generally recognize tax on ordinary income equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise. The Company will generally receive a commensurate tax deduction at the time of exercise. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the date of exercise, generally will be taxed as a capital gain or loss.

Plan Benefits

         No options have been granted to any person following the amendment and conditioned upon stockholder approval of the Amendment to the 1998 Plan. The following table sets forth the number of shares of Common Stock that would be issued upon the exercise of all the options granted to date by the Company under the 1998 Plan to (i) the individuals named in the Summary Compensation Table set forth herein; (ii) all current executive officers as a group; and (iii) all employees including all current officers who are not executive officers, as a group:
                             PLAN BENEFITS
                              1998 PLAN


Name and Position     Dollar Value ($)               Number of Units
                      In-the Money Options           Exercisable/Unexercisable
                    Exercisable/Unexercisable

Neil Jacobstein1,           1,407,074/-                  390,854/-
Pres, CEO(1)

Dennis Bugbee               10,000/22,000               6,250/33,750
VP and CFO, Treas,
Sec.(1)

Benedict O'Mahoney          22,500/22,000              11,250/40,750
VP. Adm. & Legal
Affairs(1)

All Current Executive1   1,439,574/44,000              408,354/74,500
Officers, As a Group

All Employees Who        224,776/1,887,169            149,645/466,513
Are Not Executive
Officers, As a Group(2)


1)      The  value  of  unexercised   in-the-money  options  is  determined  by
         multiplying the numberof shares under the option times the difference between the December 31, 1999 "bid" price of $3.75 and the grant price. Of the options granted to executives since the inception of the Plan, only the options granted in 1990 or later at exercise prices from $.15 to $2.15 were in the money for a total of 397,104 shares. Shares and dollars values were determined as of December 31, 1999. Of this amount, 390,854 shares for Mr. Jacobstein were exercisable at April 21, 2000. Mr. Bugbee has 20,000 shares and Mr. O'Mahoney has 27,000 shares that are not currently exercisable at an exercise price of $3.81 per share.

(2) Employees, other than executive officers, received stock option grants totaling 337,600 shares in 1999. These options were granted at exercise prices from $3.50 to $5.38 a share, with one-fourth vesting at the end of the first year and then one-twelfth every quarter thereafter over the next three years. The in-the-money dollar value of both exercisable and unexercisable shares was based on the December 31, 1999 "bid" price of the stock of $3.75 per share. A total of 616,158 options are outstanding to non-executive employees at prices from $.05 to $5.38 a share.

Vote Required

         Approval of the Amendment to the 1998 Plan will require the affirmative vote of the holders of at least a majority of the shares of Common Stock present or represented by proxy and entitled to vote. Accordingly, abstentions will effectively constitute a vote against the proposal. Broker non-votes will have no effect on the outcome of the proposal, as those shares will not be considered as shares present and entitled to vote.

Board Recommendation

         The Board of Directors recommends that the Company's stockholders vote "FOR" adoption of an amendment increasing the number of authorized shares in the 1998 Employee Stock Option Plan.


                               SECURITY OWNERSHIP

         The following table sets forth certain information concerning the beneficial ownership of Common Stock as of April 26, 2000 by persons known to the Company to own beneficially more than 5% of the Common Stock, by each of the irectors of the Company, by each of the executive officers named in the Summary Compensation Table, and by all directors and executive officers of the Company as a group.

   -----------------------------------------------------------------------------
   Name and Address of             Common Stock Owned
   Beneficial Owner                  Beneficially(i)           Percent of Class
   -----------------------------------------------------------------------------

   Mark J. Hanna                          267,607(2)                  5.0%
   327 Plaza Real, Suite 319
   Boca Raton, FL 33432

   Dennis A. Bugbee(1)                     53,682(3)                  1.0%

   Larry E. Druffel(1)                      9,000(4)                   *

   Frederick Hayes-Roth                   542,552(5)                 10.2%
   1810 Embarcadero Road
   Palo Alto, CA 94303

   Neil A. Jacobstein(1)                  680,864(6)                 12.4%


   Robert T. Marsh(1)                     19,000(7)                    *
   Benedict O'Mahoney(1)                  14,500(8)                    *
   James C. Workman(1)                    19,000(9)                    *

   All Directors and Executive
   Officers of the
   Company as a Group (6 Persons)       796,046(10)                  14.3%

 (i) All share numbers have been adjusted to give effect to a one-for-five reverse stock split on December 22, 1998
  *      Less than 1%

 (1) The address of all directors and executive officers is the Company's Executive Offices located at 1810 Embarcadero Road, Palo Alto, California 94303.
 (2) The information concerning the Common Stock owned beneficially by Mark J.Hanna was obtained from a Schedule 13D filed with the Securities and Exchange Commission on August 29, 1997.
 (3) Includes 7,500 shares, which may be purchased upon the exercise of employee stock options that are currently exercisable or will become exercisable within 60 days of April 26, 2000.
 (4) Includes 9,000 shares, which may be purchased upon the exercise of director stock options that are currently exercisable or will become exercisable within 60 days of April 26, 2000.
 (5) Dr. Hayes-Roth resigned his positions as Chairman and CEO of Teknowledge on November 22, 1999. The information concerning the Common Stock owned beneficially by Dr. Hayes-Roth was obtained from a Form 4 filed with the Securities and Exchange Commission on March 28, 2000.
 (6) Includes 190,854 shares, which may be purchased upon the exercise of employee stock options that are currently exercisable or will become exercisable within 60 days of April 26, 2000. Includes 18,000 shares owned by Mr.Jacobstein's spouse; however, Mr. Jacobstein disclaims beneficial ownership.
 (7) Includes 19,000 shares, which may be purchased upon the exercise of director stock options that are currently exercisable or will become exercisable within 60 days of April 26, 2000.
 (8) Includes 13,750 shares, which may be purchased upon the exercise of employee stock options that are currently exercisable or will become exercisable within 60 days of April 26, 2000.
 (9) Includes 15,000 shares, which may be purchased upon the exercise of director stock options that are currently exercisable or will become exercisable within 60 days of April 26, 2000. Mr. Workman's spouse owns 4,000 shares beneficially.
 (10) Includes options for 253,854 shares, which are currently exercisable or will become exercisable within 60 days of April 26, 2000.


Summary Compensation

         The following table sets forth the cash compensation paid to the Chief Executive Officer and the four most highly compensated executive officers of the Company whose salary and bonus exceeded $100,000 for all services to the Company in the years ended December 31, 1999, 1998, and 1997.

                           SUMMARY COMPENSATION TABLE

                                                Annual Compensation


Name and Principal Position           Year         Salary           Bonus
                                                   $(1)             (2)

Frederick Hayes-Roth, Chair, CEO(3)   1999         247,297         89,547
Frederick Hayes-Roth, Chair, CEO      1998         230,123        148,329
Frederick Hayes-Roth, Chair, CEO      1997         208,084         96,769

Neil Jacobstein, Chair, CEO(4)        1999         162,770         64,891
Neil Jacobstein, Pres, COO            1998         152,784         97,585
Neil Jacobstein, Pres, COO            1997         134,692         63,664

Benedict O'Mahoney, VP Adm&Legal      1999         107,086         36,710
Benedict O'Mahoney, Corp Counsel      1998          93,608         16,700
Benedict O'Mahoney, Corp Counsel      1997          77,745         19,547

Dennis Bugbee, VP and CFO             1999         116,383         12,843
Dennis Bugbee, Director of Finance    1998         109,172          9,000
Dennis Bugbee, Director of Finance    1997          98,635          7,500


(1)      Includes 401(k)deferred compensation and 5% Company matching provision.
(2) The bonuses set forth in this column are generally paid after the conclusion of the annual audit following the year to which they relate.
(3) Dr.Hayes-Roth resigned his positions as Chairman and CEO of Teknowledge on November 22, 1999, but retained his position as Chief Scientist in a part-time capacity.
(4) Mr. Jacobstein was elected Chairman of the Board and Chief Executive Officer on November 22, 1999.


Stock Option Grants and Exercises

         The following tables set forth information regarding the value of options held by the executive officers named in the Summary Compensation Table at December 31, 1999. A total of 337,600 options were granted to employees in 1999.

                      OPTION GRANTS IN LAST FISCAL YEAR(1)


                       Number of    % of Total Options
                       Securities   Granted to Employees
                       Underlying   in Fiscal Year       Exercise or
                       Options           (%)             Base Price   Expiration
                       Granted                             ($/Sh)      Date
Name                     (#)


Frederick Hayes-Roth
Chair, CEO                 -           -                   -              -

Neil Jacobstein
Chair, CEO                -             -                  -              -

Benedict O'Mahoney
VP Adm&Legal            27,000                8%           3.81         11/23/09

Dennis Bugbee
VP and CFO              20,000               5.9%          3.81         11/23/09

(1) Generally, the right to exercise an option under the Company's 1998 Stock Option Plan (the "Option Plan") vests in quarterly increments over a four-year period commencing on the date of grant. The Option Plan permits the grant of both incentive stock options within the meaning of Section 422 of the Internal Revenue Code, as amended, and nonstatutory stock options. The exercise price of incentive stock options must at least equal the fair value of the Common Stock of the Company on the date of grant. The exercise price of nonstatutory stock options must equal at least 85% of the fair market value of the Common Stock of the Company on the date of grant. The exercise price of options granted to any person who at the time of grant owns stock representing more than 10% of the voting power of all classes of stock of the Company or any parent or subsidiary corporations must be at least 110% of the fair market value of the Common Stock on the date of grant and term of such options cannot exceed ten years.

            AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL
                              YEAR-END OPTION VALUE



                                                 Number of      Value of
                                                 Securities     Unexercised
                                                 Underlying     In-the-Money
                        Shares                  Unexercised       at FYE
                       Acquired     Value       Options at      (Exercisable/
Name                   on Exercise  Realized   Options at FYE   Unexercisable)
                          (#)         (1)      (Exercisable/        (2)
                                               Unexercisable)


Frederick Hayes-Roth
Chair, CEO(3)            306,296   $1,149,249      -/-               -/-


Neil Jacobstein
Chair, CEO (4)              15,722    $52,896     390,854/-     $1,407,074/-


Benedict O'Mahoney
VP Adm&Legal                 -          -      11,250/40,750    $22,500/$22,000


Dennis Bugbee
VP and CFO(5)               -          -       6250/33,750     $10,000/$22,000




(1) The value realized upon exercise is the difference between the exercise price and the closing bid price at the close of business on the date the stock is exercised.
(2) The value of unexercised in-the-money options is determined by multiplying the number of shares under the option by the difference between the December 31, 1999 bid price of $3.75 and the grant price. Of the options granted to executives since the inception of the ISO Plan, only the options granted in 1990 or later were in the money for a total of 408,354 shares.
(3) Dr.Hayes-Roth resigned his positions as Chairman and CEO of Teknowledge on November 22, 1999, but retained his position as Chief Scientist in a part-time capacity.
(4) Mr. Jacobstein was elected Chairman of the Board and Chief Executive Officer on November 22, 1999.
(5)      Mr.  Bugbee was appointed  Vice  President and CFO on April 14, 2000

Employment Arrangements

         Neil Jacobstein, Chairman of the Board, Chief Executive Officer, and President, has an employment agreement with the Company that provides for an annual base salary of $195,000. The resolutions approved by the Compensation Committee on November 22, 1999, include an incentive compensation plan with target objectives established in the six strategic categories of cash flow, profitability, bookings, e-Commerce products and services, special licensing fees, and GlobalStake.com, which will be determined and assessed by the Board of Directors to a maximum of 120% of his annual base salary. Mr. Jacobstein is also eligible for a possible one-time bonus up to $120,000 as a consequence of his consolidating the roles of President and Chief Executive Officer of the Company, to be earned in monthly increments from December 1999 through May 22, 2000. Mr. Jacobstein has a severance package that entitles him to severance benefits equal to his most recent twelve-month salary and bonus; except in the event of a change of control, defined as any consolidation or merger of the Company, in which the Company is not the continuing or surviving corporation, Mr. Jacobstein will be entitled to severance benefits to include: (i) full accrued salaries and vacation pay, (ii) accrued incentive compensation awarded or determined to be awarded by the Board of Directors, (iii) insurance coverage, (iv) retirement benefits and (v) a lump sum severance payment equal to two times total cash compensation.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors, and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons.

         Based solely on the Company's review of such forms, furnished to the Company and written representations from certain reporting persons, the Company believes that all filing requirements applicable to the Company's executive officers, directors, and more than 10% stockholders were complied with; except that, due to administrative error, the Form 3 initial reporting statement of beneficial ownership for Benedict O'Mahoney was not filed within the 10 day filing period.

                             ADDITIONAL INFORMATION

Methods and Expenses of Solicitation

         The cost of solicitation of the enclosed form of proxy will be borne by the Company. Solicitation will be made primarily through the use of the mail, although directors, officers and employees of the Company may, for no additional compensation, solicit proxies personally, by mail, by telephone, or by facsimile. Upon request, the Company will reimburse banks, brokers, and other custodians, nominees and fiduciaries for their reasonable expenses incurred in sending proxy materials to beneficial owners and obtaining their proxies.

Submission of Stockholder Proposals

         The Company must receive proposals for action at the 2001 Annual Meeting of Stockholders at its offices at 1810 Embarcadero Road, Palo Alto, California 94303, no later than March 22, 2001. Any such submission must conform to the regulations of the Securities and Exchange Commission concerning stockholder proposals.

Annual Report

         Accompanying this Proxy Statement is a copy of the Company's Annual Report for the year ended December 31, 1999. A complete copy of the 10-KSB (without exhibits) as filed with the Securities and Exchange Commission, including the financial statements and the financial statement schedules, can be obtained without charge from the Company upon receipt of a written request from the security holder addressed to the Secretary. The Company will also furnish a copy of any exhibit included in the 10-KSB upon payment of a $5.00 fee and receipt of a written request for such exhibit. The written request should be directed to Dennis Bugbee, Secretary, Teknowledge Corporation, 1810 Embarcadero Road, Palo Alto, California 94303.

Other Matters

         The Board of Directors knows of no other business that will be presented in the meeting. If matters other than those described herein should properly come before the meeting, it is the intention of those named in the accompanying proxy to vote such proxy in accordance with their judgment on such matters.

                                      By Order of the Board of Directors,

                                      Dennis A. Bugbee, Secretary
Palo Alto, California
May 15, 2000

         TEKNOWLEDGE CORPORATION
          1810 Embarcadero Road
       Palo Alto, California 94303
       Proxy for Annual Meeting of
      Stockholders on July 10, 2000
  This Proxy is Solicited on Behalf of
         the Board of Directors

         The Undersigned hereby appoints Neil Jacobstein and Dennis Bugbee, and each or either of them as proxies, each with the power to appoint his substitute, and hereby authorizes any of them to represent and to vote all the shares of the Common Stock, par value $.01 per share (the "Common Stock"), of Teknowledge Corporation (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on July 10, 2000, commencing at 10:00 a.m., local time, at the Company's executive offices located at 1810 Embarcadero Road, Palo Alto, California or any adjournment of postponement thereof (1) as hereafter specified upon the proposals listed below and as particularly described in the Company's Proxy Statement and (2) in their discretion upon such other matters as may properly come before the meeting.

         The undersign hereby acknowledges receipt of (1) Notice of Annual Meeting of Stockholders of the Company, (2) accompanying Proxy Statement, and (3) Annual Report for the fiscal year ended December 31, 1999.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE
--------------------------------------------------------------------------------
         Please mark votes as in this example.

         This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no directions are specified, this Proxy will be voted FOR Proposals 1 through 3.

1.  Election of Directors:
         The Board has nominated Robert T. Marsh as a Class III director to serve a term of three years or until his successors are duly elected and qualified.
                                                  For           Withhold
Nominee: Robert T. Marsh



                                                  For      Against       Abstain
2.   To ratify the selection of Arthur
     Andersen LLP as the Company's
     independent public accountants
     for the fiscal year ending
     December 31, 2000.

3. To approve and adopt and amendment to the 1998
     Employee Stock Option Plan to increase the
     number of authorized shares from 1,595,101 to
     2,345,101.
                                                  For       Against     Abstain


         In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting.

         Please sign exactly as the name(s) appear on your stock certificate. If shares of stock stand on record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all such persons should sign the Proxy. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation holds shares of stock, the president or other authorized officer, on behalf of the corporation, should execute the Proxy. If a partnership, the Proxy should be executed in the partnership name by an authorized individual.

Signature:                                  Date

Signature:                                  Date

         Mark Here For Address Change and Note Below.  [  ]

         Please complete, date, sign and mail this proxy in the enclosed postage prepaid envelope.

--------------------------------------------------------------------------------